SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 26, 1998

                       Keller Financial Services of Florida, Inc.
               (Exact name of registrant as specified in charter)


        Florida                33-46921-A          59-3110610
(State of other jurisdiction  (Commission       (IRS Employer
     of incorporation)        File Number)     Identification No.)



18167 U.S. Hwy 19 N, Suite 450, Clearwater, FL    33623
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code (813) 524-1400





                                       N/A
          (Former name or former address, if changed since last report)



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Item 5.   Other Events

         Keller Financial Services, Inc., a Florida corporation which provides administrative services to Keller Financial Services of Florida, Inc. ("the Company") and Keller Financial Services of Tampa Bay, Inc., Keller Financial Services of St. Pete., Inc., Keller Financial Services of Clearwater, Inc., Keller Financial Services of Pinellas, Inc., Keller Financial Services of Central Florida, Inc., Keller Financial Services of West Florida, Inc., Keller Financial Services of North Florida, Inc., Keller Financial Services of The Suncoast, Inc., Keller Financial Services of Mid-Florida, Inc., Keller Financial Services, Inc. (collectively the "Affiliate Companies") has retained new management , as follows:

         John Stanton, age 49, President & CEO, since January 31, 1998. Mr. Stanton has been president of FECP Corporation ("FECP")since 1987. FECP is a manufacturer of precast concrete. Mr. Stanton has also founded and is chairman of Octofoil Group ("Octofoil")since 1996. Octofoil is a manufacturer of roof trusses and metal castings for government contracts. Octofoil is also active in crisis management services.

         Charles M. Lafasciano, age 47, Executive Vice President since
January 31, 1998. Mr. Lafasciano founded SCARAB Management Consultants, Ltd. ("Scarab") in 1990 and has been CEO since. Scarab offers consulting services in the areas of crisis management, workout planning, debt restructuring, and surety claims. Since 1991, Mr. Lafasciano has also been Secretary and Treasurer of
AFCO Paving Corporation, a roadway construction company.   Since 1975,
Mr. Lafasciano has been Secretary and Treasurer of Marla Realty Corporation, a holding company engaged in real estate developments.

         The Company and the Affiliated Companies have ceased making automobile loans. In addition, they have significantly reduced their overhead expenses due to the substantial expense reduction by Keller Financial Services, Inc., including termination the of approximately 30% of its personnel.

         Based upon the most recent unaudited financial information available to the Company, as of January 31, 1998, the Company and all Affiliate Companies had combined net realizable assets of approximately $40 million and liabilities of approximately $139 million and approximately $15 million of preferred stock.

         To reduce expenses, the Company and Affiliate Companies changed their banking relationship from SouthTrust to NationsBank. Investors funds continue to be held in segregated bank accounts.

         The Company and the Affiliate Companies currently contemplate implementing a variety of business restructuring alternatives, including, but not limited to, unilateral reduction or elimination of debt payments and dividend payments, reorganization and management restructuring, which will occur in the coming days.

         Martin T. Pozgay has been Trustee for several Secured Note offerings of the Company and Affiliate Companies. Mr. Pozgay has resigned as Trustee for those Notes and Mr. Ted Wilhite has agreed to become the new Trustee. Appropriate documents are now being prepared.

                                       1
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Keller Financial Services of Florida, Inc.

Date:  March 27, 1998      By:  /s/ Brian R. Keller
                                 Its:  Chairman and Secretary and Treasurer